As filed with the Securities and Exchange Commission on January 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Elys Game Technology, Corp.

(Exact name of registrant as specified in its charter)

Delaware	33-0823179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

+39-391-306-4134

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

NEWGIOCO GROUP, INC. 2018 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Michele Ciavarella

Chief Executive Officer

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

+39-391-306-4134

(Name, address and telephone number of agent for service)

With copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq

Patrick J. Egan, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, par value $0.0001 per share, under the 2018 Equity Incentive Plan	1,850,000 shares	$ 5.981	$11,064,850	$ 1,207.18

————————

(1)	The securities to be registered include options and other rights to acquire the common stock of Elys Game Technology, Corp. (the “Registrant”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the NASDAQ Capital Market on January 14, 2021.

(4)	Calculated under Section 6(b) of the Securities Act as 0.00010910 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Elys Game Technology, Corp. (formerly known as Newgioco Group, Inc.) (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-232531) on July 3, 2019 (the “2019 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,150,000 (as adjusted for the Registrant’s 1-for-8 reverse stock split that was effected on December 12, 2019) shares of common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the Registrant’s 2018 Equity Incentive Plan, as it may be amended (hereinafter referred to as the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the 2019 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 1,850,000 shares of Common Stock that were added to the Plan by a vote of the Registrant’s stockholders at the Registrant’s 2020 Annual Meeting of Stockholders that was held on November 20, 2020, whereby the stockholders approved Amendment No. 1 to the Plan. Amendment No. 1 to the Plan increased the number of shares of Common Stock with respect to which awards may be granted under the Plan to an aggregate of 3,000,000 shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-39170) filed with the SEC on July 2, 2020;
•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 (File No. 001-39170) filed with the SEC on July 22, 2020, August 19, 2020 and November 20, 2020;
•	The Registrant’s Current Reports on Form 8-K (File No. 001-39170) filed with the SEC on March 12, 2020, May 5, 2020, May 13, 2020, May 19, 2020, July 9, 2020, August 17, 2020, August 24, 2020, September 9, 2020, September 23, 2020, October 5, 2020, November 6, 2020, November 23, 2020 and January 5, 2021;
•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 19, 2020 (File No. 001-39170); and
•	The description of the Registrant’s common stock set forth in (i) the Registrant’s registration statement on Form 8-A filed with the SEC on December 23, 2019 and (ii) Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on July 2, 2020 (File No. 001-39170).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

As permitted by the Delaware General Corporation Law, the Registrant may enter into indemnity agreements that require the Registrant to indemnify certain persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation dated September 18, 2018 (1)
3.2	Bylaws (2)
3.3	Certificate of Amendment of Certificate of Incorporation dated November 2, 2020 (3)
3.4	Certificate of Correction of Certificate of Incorporation dated November 6, 2020 (3)
4.1	Newgioco Group, Inc. 2018 Equity Incentive Plan (4)
4.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Option Exercise (5)
4.3	Form of RSU Grant Notice and RSU Award Agreement (5)
4.4	Form of Restricted Stock Award Stock Notice and Restricted Stock Agreement (5)
4.5	Amendment No. 1 to the Newgioco Group, Inc. 2018 Equity Incentive Plan (6)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares(7)
23.1	Consent of BDO AG, Independent Registered Public Accounting Firm (7)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (7)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (7)

———————

(1)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on October 3, 2018.

(2)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on October 22, 2002.
(3)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on November 6, 2020.

(4)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 22, 2018.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 3, 2019.

(6)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 19, 2020.

(7)	Filed herewith.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 20th day of January, 2021.

ELYS GAME TECHNOLOGY, CORP.

By:	/s/ Michele Ciavarella
Name:	Michele Ciavarella
Title:	Executive Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Michele Ciavarella as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michele Ciavarella	Executive Chairman of the Board of Directors	January 20, 2021
Michele Ciavarella

/s/ Matteo Monteverdi	Chief Executive Officer (Principal Executive Officer)	January 20, 2021
Matteo Monteverdi

/s/ Mark Korb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 20, 2021
Mark Korb

/s/ Luca Pasquini	Chief Technology Officer and Director	January 20, 2021
Luca Pasquini

/s/ Paul Sallwasser	Director	January 20, 2021
Paul Sallwasser

/s/ Steven A. Shallcross	Director	January 20, 2021
Steven A. Shallcross

/s/ Philippe Blanc	Director	January 20, 2021
Philippe Blanc

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation dated September 18, 2018 (1)
3.2	Bylaws (2)
3.3	Certificate of Amendment of Certificate of Incorporation dated November 2, 2020 (3)
3.4	Certificate of Correction of Certificate of Incorporation dated November 6, 2020 (3)
4.1	Newgioco Group, Inc. 2018 Equity Incentive Plan (4)
4.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Option Exercise (5)
4.3	Form of RSU Grant Notice and RSU Award Agreement (5)
4.4	Form of Restricted Stock Award Stock Notice and Restricted Stock Agreement(5)
4.5	Amendment No. 1 to the Newgioco Group, Inc. 2018 Equity Incentive Plan(6)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (7)
23.1	Consent of BDO AG, Independent Registered Public Accounting Firm (7)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (7)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (7)

———————

(1)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on October 3, 2018.

(2)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on October 22, 2002.
(3)	Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on November 6, 2020.

(4)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 22, 2018.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 3, 2019.

(6)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 19, 2020.

(7)	Filed herewith.